Filed pursuant to Rule 424(b)(3)
Registration No. 333-236378

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2020

PROSPECTUS SUPPLEMENT

(To prospectus dated February 11, 2020)

Halliburton Company

$                 % Senior Notes due 2030

We are offering $            aggregate principal amount of our     % senior notes due 2030 (the “notes”). The notes will mature on                , 2030. We will pay interest on the notes on            and             of each year, beginning on                , 2020.

We may redeem some or all of the notes at any time at the redemption prices described in this prospectus supplement under the caption “Description of Notes—Optional Redemption.”

The notes will be our senior unsecured obligations and will rank equally with all our other existing and future senior unsecured indebtedness. The notes will not be guaranteed by any of our subsidiaries.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

(1)	Plus accrued interest from , 2020 if settlement occurs after that date.

The underwriters expect to deliver the notes, in registered book-entry form only, through the facilities of The Depository Trust Company and its direct or indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about                , 2020.

Joint Book-Running Managers

J.P. Morgan	Citigroup	HSBC	Mizuho Securities

February     , 2020

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the relevant date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or an invitation on our behalf or on behalf of the underwriters to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering and the notes and matters relating to us. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Incorporation of Certain Information by Reference” below.

If the description of this offering and the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference certain information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that Halliburton files with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference the documents listed below (and any amendments to these documents) that have been previously filed with the SEC and any future filings Halliburton makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished under Items 2.02 or 7.01 and exhibits related to such Items in any Current Report on Form 8-K), until the termination of this offering. We are not, however, incorporating by reference any future filings or any documents or portions thereof contained in future filings that are not deemed “filed” with the SEC.

•	Halliburton’s Annual Report on Form 10-K for the year ended December 31, 2019;

•

Halliburton’s Annual Report on Form 10-K for the year ended December 31, 2018 (solely with respect to the discussion of our financial condition and results of operations for the year ended December 31, 2017, including the comparative discussion to our year ended December 31, 2018) included in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which was incorporated by reference into Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2019);

•

Halliburton’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2019 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018); and

•

Halliburton’s Current Reports on Form 8-K filed on January 4, 2019, January  15, 2019, January  18, 2019, February  19, 2019, January 28, 2020 and February  3, 2020, and Current Report on Form 8-K/A filed on April 22, 2019.

Each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below or by viewing the SEC’s website at www.sec.gov. We will provide, without charge, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Halliburton Company

Investor Relations

3000 North Sam Houston Parkway East

Houston, Texas 77032

Telephone: (281) 871-2688

ii

FORWARD-LOOKING INFORMATION

This prospectus supplement, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking information is based on projections and estimates, not historical information. You can identify our forward-looking statements by the use of words like “may,” “may not,” “believes,” “do not believe,” “plans,” “estimates,” “intends,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “should,” “likely” and other similar expressions that convey the uncertainty of future events or outcomes.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference.

Forward-looking information involves risk and uncertainties and reflects our best judgment based on current information. Our forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, other known or unknown risks and factors may affect the accuracy of our forward-looking information. Our forward-looking statements speak only as of the date of this prospectus supplement or as of the date they are made, and, except as otherwise required by applicable securities laws, we undertake no obligation to publicly update any of our forward-looking statements regardless of whether factors change as a result of new information, future events or for any other reason.

iii

SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus, but does not contain all information that may be important to you. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include descriptions of specific terms of the notes and this offering, information about our business and financial data. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference, in their entirety before making an investment decision.

In this prospectus supplement, we refer to Halliburton Company, together with its wholly owned and majority owned subsidiaries and its ownership interests in equity affiliates, as “Halliburton,” “our,” “we” or “us,” unless we specifically state otherwise or the context indicates otherwise.

About Halliburton Company

We are one of the world’s largest providers of products and services to the energy industry. We help our customers maximize value throughout the lifecycle of the reservoir—from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production throughout the life of the asset. We report our results under two segments, the Completion and Production segment and the Drilling and Evaluation segment. We conduct business worldwide in more than 80 countries. The business operations of our divisions are organized around four primary geographic regions: North America, Latin America, Europe/Africa/CIS, and Middle East/Asia.

We are a Delaware corporation. The address of our principal executive offices and our telephone number at that location is:

Halliburton Company

3000 North Sam Houston Parkway East

Houston, Texas 77032

(281) 871-2699

Our website address is www.halliburton.com. Except for the documents expressly referenced above under “Incorporation of Certain Information by Reference” that are also posted on our website, information contained on or accessible from our website or any other website is not incorporated into this prospectus supplement and does not constitute a part of this prospectus supplement.

Concurrent Tender Offers

Concurrently with this offering, we are conducting cash tender offers to purchase up to $1,500,000,000 aggregate principal amount (the “Maximum Tender Offer Amount”) (excluding accrued interest and customary fees and expenses) of our 3.25% Senior Notes due 2021 (the “2021 notes”), our 3.50% Senior Notes due 2023 (the “2023 notes”) and our 3.80% Senior Notes due 2025 (the “2025 notes” and, together with the 2021 notes and the 2023 notes, the “Tender Offer Notes”), subject to increase or decrease. The tender offers are subject to a $100,000,000 cap with respect to purchases of the 2021 notes, a $500,000,000 cap with respect to purchases of the 2023 notes and a $1,000,000,000 cap with respect to purchases of the 2025 notes. Subject to these caps and the Maximum Tender Offer Amount, the aggregate principal amount of a series of Tender Offer Notes that is purchased in the tender offers will be based on the order of priority assigned to such series of Tender Offer Notes, which is that purchases of the 2023 notes will be purchased before any of the 2025 notes and purchases of the 2025 notes will be purchased before any of the 2021 notes. The tender offers are being made pursuant to an offer to purchase dated February 19, 2020 (the “Offer to Purchase”) and are scheduled to expire on March 17,

2020, subject to our right to extend the offers (the “Expiration Date”), and holders who validly tender their Tender Offer Notes prior to the Expiration Date will receive the consideration set forth in the Offer to Purchase. Holders who validly tender their Tender Offer Notes before the early tender deadline set forth in the Offer to Purchase (currently 5:00 p.m., New York City time, on March 3, 2020) will also receive the “early tender premium” set forth in the Offer to Purchase.

Each tender offer may be amended, extended or terminated individually, in each case, subject to applicable law. Further, we may increase or decrease the Maximum Tender Offer Amount and increase, decrease or eliminate any or all of the tender caps, in each case, subject to applicable law. The tender offers are being made pursuant to an Offer to Purchase issued in connection with the tender offers, and this prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of the Tender Offer Notes. We intend to finance the tender offers with the net proceeds from this offering and cash on hand. The tender offers are conditioned upon, among other things, the consummation of this offering on terms and conditions satisfactory to us. This offering is not conditioned upon the completion of the tender offers. There can be no assurance as to the amount of Tender Offer Notes that will be tendered in the tender offers or that we will consummate the tender offers, which are subject to certain conditions, on the terms described in this prospectus supplement or at all. Please read “Use of Proceeds” and “Capitalization.” To the extent the underwriters or their affiliates own any of the Tender Offer Notes and we repurchase or repay such notes in the tender offers, they will receive a portion of the net proceeds of this offering. Certain of the underwriters are also acting as dealer managers with respect to the tender offers. Please read “Underwriting—Other Relationships.”

The Offering

Issuer	Halliburton Company.

Notes Offered	$ aggregate principal amount of % senior notes due 2030.

Maturity Date	The notes will mature on , 2030, unless redeemed or repurchased prior to such date.

Interest and Interest Payment Dates	The notes will bear interest at a rate of % per annum, payable semi-annually in arrears on and of each year, beginning on , 2020.

Optional Redemption	We may redeem some or all of the notes at any time at the redemption prices described under “Description of Notes—Optional Redemption.”

Covenants	We will issue the notes under an indenture that contains covenants for your benefit. These covenants restrict (i) our and certain of our subsidiaries’ ability to incur indebtedness secured by mortgages and other liens or by a pledge, lien or other security interest on shares of stock or indebtedness of such subsidiaries under specified circumstances without equally and ratably securing the notes, (ii) our and certain of our subsidiaries’ ability to enter into sale and leaseback transactions and (iii) our ability to consolidate or merge with or into or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person.

No Subsidiary Guarantees	The notes will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which are significant. See “Ranking” below.

Ranking	The notes are our general, senior unsecured indebtedness and rank equally with all of our existing and future senior unsecured indebtedness. The notes will effectively rank junior to any future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, unless and to the extent the notes are entitled to be equally and ratably secured. As of December 31, 2019, we had an aggregate of approximately $10.3 billion of consolidated long-term debt, including current maturities, of which an immaterial amount was secured. In addition, the notes will be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. Excluding intercompany liabilities, as of December 31, 2019, our subsidiaries had approximately $27 million of long-term debt, including current maturities, and approximately $5.8 billion of other liabilities, consisting primarily of trade payables, lease liabilities and accrued compensation.

Use of Proceeds	We expect the net proceeds to us from this offering to be approximately $ million, after deducting the underwriters’

discount and our estimated offering expenses. We intend to use the net proceeds from this offering, together with cash on hand, to finance the tender offers. Please read “—Concurrent Tender Offers.” If the tender offers are not consummated or the net proceeds from this offering exceed the total consideration payable in the tender offers, we intend to use the remaining net proceeds from this offering for general corporate purposes, which may include the repayment or repurchase of other indebtedness. This offering is not conditioned upon the completion of the tender offers, although the consummation of the tender offers is contingent upon, among other things, the completion of this offering on terms and conditions satisfactory to us. Until we apply the net proceeds for the purposes described above, we may invest them in cash equivalents or short-term investments. Please read “Use of Proceeds.”

To the extent the underwriters or their affiliates own any of the Tender Offer Notes and we repurchase or repay such notes in the tender offers, they will receive a portion of the net proceeds of this offering. Certain of the underwriters are also acting as dealer managers with respect to the tender offers. Please read “Underwriting—Other Relationships.”

Form and Denomination	The notes will be issued in the form of one or more global notes in fully registered form, without interest coupons. Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in a global note will be shown on, and transfers of the global notes will be effected only through, records maintained by DTC or its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). See “Description of Notes—Book-Entry System.”

Trustee	The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank).

Governing Law	The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors	You should read carefully the information under “Risk Factors” herein and in the documents incorporated by reference herein for a discussion of factors that you should consider before deciding to invest in the notes.

RISK FACTORS

You should consider carefully and read together the risk factors described below and incorporated by reference into this prospectus supplement, including the risk factors identified in Part I, Item 1(a) “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, in addition to the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment in the notes. Due to these risk factors, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of the notes could decline, and you could lose all or part of your investment.

Risk Relating to the Notes

Our financial condition is dependent on the earnings of our subsidiaries.

We are a holding company, and our assets consist primarily of direct and indirect ownership interests in, and our business is conducted substantially through, our subsidiaries. We rely primarily on dividends or other distributions from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Consequently, our ability to repay our debt, including the notes, depends on the earnings of our subsidiaries, as well as our ability to receive funds from our subsidiaries through dividends or other payments or distributions. The ability of our subsidiaries to pay dividends, repay intercompany debt or make other advances to us is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations and the terms of agreements governing our subsidiaries. Our foreign subsidiaries in particular may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us and other limits. If we do not receive such funds from our subsidiaries, we may be unable to pay interest or principal on the notes when due.

The notes will be effectively junior to all secured indebtedness unless they are entitled to be equally and ratably secured.

The notes are our unsecured obligations and rank equally with all our other unsecured indebtedness. However, the notes will be effectively subordinated to any of our secured debt to the extent of the value of the collateral securing such debt. The indenture governing the notes permits us to incur Secured Debt (as defined under “Description of the Debt Securities—Definitions” in the accompanying prospectus) if such Secured Debt together with any of our other Secured Debt and the aggregate value of certain sale and leaseback transactions does not exceed 5% of our Consolidated Net Tangible Assets (as defined under “Description of the Debt Securities—Definitions” in the accompanying prospectus) and also permits to exist certain other permitted liens, mortgages and encumbrances before the notes will be entitled to equal and ratable security. In addition, our outstanding senior notes will, and certain new issuances may, be entitled to be secured on the same basis as the notes.

In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any secured debt will be entitled to be paid in full from the proceeds of the collateral securing such debt before any payment from such proceeds may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness, if any.

Because we are a holding company, the notes are structurally subordinated to all of the indebtedness of our subsidiaries.

The notes are our general unsecured obligations and are not guaranteed by any of our subsidiaries. We are a legal entity separate and distinct from our subsidiaries, and holders of the notes will be able to look only to us for payments on the notes. In addition, because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or similar event, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. The indenture governing the notes will not limit the amount of unsecured indebtedness that our subsidiaries may incur and will only have certain limitations on the ability of our subsidiaries to incur secured indebtedness. See “Description of the Debt Securities” in the accompanying prospectus. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation, reorganization or similar event, to us. Excluding intercompany liabilities, as of December 31, 2019, our subsidiaries had approximately $27 million of long-term debt, including current maturities, and approximately $5.8 billion of other liabilities, consisting primarily of trade payables, lease liabilities and accrued compensation. We also have joint ventures and subsidiaries in which we own less than 100% of the equity so that, in addition to the structurally senior claims of creditors of those entities, the equity interests of our joint venture partners or other shareholders in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These joint ventures and less than wholly owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes. Accordingly, the notes are structurally subordinated to all existing and future liabilities of our existing and future subsidiaries.

We may incur additional indebtedness ranking equal to the notes.

The indenture governing the notes will not restrict our ability to incur additional indebtedness. If we incur any additional debt that ranks equally with the notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of any payments to you.

There is no established trading market for the notes, and there may never be one.

The notes are a new issue of securities for which currently there is no established trading market. We do not currently intend to apply for listing of the notes on any securities exchange. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. Accordingly, we cannot assure you as to the development of liquidity of any market for the notes. Further, if markets were to develop, the market prices for the notes may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in our industry.

Redemption may adversely affect your return on the notes.

The notes are redeemable at any time at our option, and, therefore, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of the notes in this offering will be approximately $             million, after deducting the underwriting discount and our estimated expenses of the offering. We intend to use the net proceeds from this offering, together with cash on hand, to finance the tender offers, including the payment of accrued and unpaid interest and fees and expenses related to the tender offers. Please read “Summary—Concurrent Tender Offers.” If the tender offers are not consummated or the net proceeds from this offering exceed the total consideration payable in the tender offers, we intend to use the remaining net proceeds from this offering for general corporate purposes, which may include the repayment or repurchase of other indebtedness. Pending the application of the net proceeds for these purposes, we may temporarily invest the net proceeds in cash equivalents or short-term investments. This offering is not contingent on the consummation of the tender offers, although the consummation of the tender offers is contingent upon, among other things, the completion of this offering on terms and conditions satisfactory to us. There can be no assurance as to the amount of Tender Offer Notes that will be tendered in the tender offers or that we will consummate any or all of the tender offers, which are subject to certain conditions, on the terms described in this prospectus supplement or at all.

Certain of the underwriters or their affiliates may be holders of the Tender Offer Notes and, to the extent that we repurchase any such notes held by them in the tender offers, such underwriters or their affiliates will receive a portion of the proceeds of this offering. Certain of the underwriters are also acting as dealer managers with respect to the tender offers.

CAPITALIZATION

The following table sets forth our consolidated cash and equivalents and our capitalization as of December 31, 2019 on:

•	a historical basis; and

•

an as adjusted basis to give effect to (i) the issuance and sale of $            aggregate principal amount of notes in this offering and (ii) the use of the net proceeds from this offering, together with cash on hand to finance the tender offers as set forth under “Use of Proceeds.”

In addition to the section “Use of Proceeds,” you should read the data set forth in the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2019.

	As of December 31, 2019
	Historical	As Adjusted(a)
	(in millions of dollars and shares)
Cash and equivalents	$2,268	$

Long-Term Debt:
Total existing senior notes and debentures	10,389		8,889
% senior notes due 2030 offered hereby	—
Revolving credit facility, maturing in March 2024(b)	—		—
Other	17		17
Unamortized debt issuance costs and discounts	(90)		(69)

Total Long-Term Debt	10,316
Short-term borrowings and current maturities of long-term debt	11		11

Total Debt	10,327
Shareholders’ Equity:
Common shares, par value $2.50 per share—authorized 2,000 shares, issued 1,068 shares, historical and as adjusted	2,669		2,669
Paid-in capital in excess of par value	143		143
Accumulated other comprehensive loss	(362)		(362)
Retained earnings	11,989		11,872
Treasury stock, at cost—190 shares	(6,427)		(6,427)

Company shareholders’ equity	8,012		7,895
Noncontrolling interest in consolidated subsidiaries	13		13

Total Shareholders’ Equity	8,025		7,908

Total Capitalization	$18,352	$

(a)

Assumes that $1,500,000,000 aggregate principal amount of the Tender Offer Notes are tendered and accepted for purchase in the tender offers in accordance with the prioritized acceptance levels and tender caps as described under “Summary—Concurrent Tender Offers” and that each series of Tender Offer Notes is tendered in the tender offers on or prior to the early tender deadline, based on pricing as of February 18, 2020 and an assumed purchase date of March 5, 2020. Does not reflect the payment of accrued and unpaid interest paid on such Tender Offer Notes purchased. The final amounts of Tender Offer Notes tendered and accepted for purchase and the pricing of such purchases may differ from the amounts assumed. Amounts may vary from amounts set forth in the table above depending on several factors, including whether, and to what extent, Tender Offer Notes are tendered in the tender offers.

(b)

In March 2019, we entered into a new $3.5 billion five-year revolving credit agreement, as further described under “Description of Other Indebtedness—Revolving Credit Agreement.” The full amount of the revolving credit facility was available as of December 31, 2019.

DESCRIPTION OF NOTES

The notes will be issued under an indenture dated as of October 17, 2003 between The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”), and us, as it will be further supplemented by the ninth supplemental indenture establishing the terms of the notes between Halliburton and the Trustee (collectively, the “indenture”). The terms of the notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description of the notes offered by this prospectus supplement is intended to supplement and, to the extent inconsistent, to replace the more general terms and provisions of the debt securities described in the accompanying prospectus under “Description of the Debt Securities,” to which we refer you. The following description of the notes is only a summary. You should read the indenture and the notes for more details regarding our obligations and your rights with respect to the notes. You may request copies of those documents in substantially the form in which they have been or will be executed by writing or telephoning us at the address and telephone number shown under the section “Incorporation of Certain Information by Reference.”

The definitions of capitalized terms used in this section without definition are set forth in the accompanying prospectus under the section “Description of the Debt Securities—Definitions.” In this description, the words “Halliburton,” “our,” “we” or “us” mean only Halliburton Company and not any of its subsidiaries or other affiliates.

General

The notes will initially be limited to an aggregate principal amount of $            . The notes will mature on                    , 2030. The notes will be issued only in registered book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The indenture will not contain any financial covenants. In addition, we will not be restricted under the indenture from paying dividends, making investments or issuing or repurchasing our securities. The indenture will not restrict our ability to incur additional indebtedness in the future, other than certain secured indebtedness as described in “Description of the Debt Securities—Covenants—Restrictions on Secured Debt” in the accompanying prospectus. We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the notes offered hereby. Any such additional notes may be part of the same series of notes under the indenture as the notes offered hereby. You will not be afforded protection in the event of a highly leveraged transaction or a change of control of us under the indenture.

Interest

The notes will bear interest from                    , 2020.

Interest on the notes will accrue at     % per annum. We will pay interest on the notes semi-annually in arrears on              and              of each year, beginning on                    , 2020, to the persons in whose names those notes are registered at the close of business on the             and             preceding the respective interest payment dates. Interest on each note will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date falls on a date that is not a business day, the payment will be made on the next business day, and no interest shall accrue on the amount of interest due on that interest payment date for the period from and after such interest payment date to the next business day.

Ranking

The notes will be our senior unsecured obligations and will rank equally with all our other existing and future unsecured indebtedness.

We derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. However, the notes will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which are significant. In addition, except as otherwise provided, under “Description of the Debt Securities—Covenants—Restrictions on Secured Debt” in the accompanying prospectus, the notes will be effectively subordinated to all of our secured indebtedness, to the extent of the value of our assets securing such indebtedness.

As of December 31, 2019:

•	we had an aggregate of approximately $10.3 billion of consolidated long-term debt, including current maturities, of which an immaterial amount was secured;

•	our subsidiaries had approximately $27 million of long-term debt, including current maturities;

•	our subsidiaries had approximately $5.8 billion of other liabilities, excluding intercompany liabilities, consisting primarily of trade payables, lease liabilities and accrued compensation; and

•	our subsidiaries had an immaterial amount of secured indebtedness and no subordinated indebtedness outstanding.

The notes are our exclusive obligation. Our cash flow and our ability to service our indebtedness, including the notes, are dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries will not guarantee the notes or have any obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinated to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. See “Risk Factors.” The indenture governing the notes will not limit the amount of unsecured debt that our subsidiaries may incur and will only have certain limitations on the ability of our subsidiaries to incur secured indebtedness. See “Description of the Debt Securities” in the accompanying prospectus.

We are obligated to pay reasonable compensation to the Trustee and to indemnify the Trustee against certain losses, liabilities and expenses incurred by the Trustee in connection with its duties relating to the notes. The Trustee’s claims for these payments will generally be senior to those of holders of notes in respect of all funds collected or held by the Trustee.

Optional Redemption

No sinking fund is provided for the notes, which means that the indenture will not require us to redeem or retire the notes periodically.

The notes will be redeemable at our option, in whole or in part, at any time and from time to time before                     (three months prior to the maturity date) (the “par call date”), in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof for an amount equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

as determined by an Independent Investment Banker (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below) on the notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus            basis points.

In each case, we will pay accrued and unpaid interest to the date of redemption.

In addition, at any time and from time to time on or after the par call date, the notes will be redeemable at our option, in whole or in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the date of redemption.

“Treasury Rate” means the rate per year equal to:

•

the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below); provided that if no maturity is within three months before or after the par call date of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•

if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for that redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the par call date of the notes.

“Comparable Treasury Price” means (i) the average of the Reference Treasury Dealer Quotations (as defined below) for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) that we appoint.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC (and its successors), Citigroup Global Markets Inc. (and its successors), HSBC Securities (USA) Inc. (and its successors), Mizuho Securities USA LLC (and its successors) and any other nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified from time to time by us. If, however, any of them shall cease to be a primary U.S. Government securities dealer in New York City, we will substitute another nationally recognized investment banking firm that is such a dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding the redemption date.

“Remaining Scheduled Payments” means the remaining payments of principal of and interest on each note to be redeemed that would be due after the related redemption date but for such redemption if the notes matured on the par call date. If the redemption date is not an interest payment date with respect to the note being redeemed, the amount of the next succeeding scheduled interest payment on the note being redeemed will be reduced by the amount of interest accrued thereon to that redemption date.

We will mail notice of a redemption not less than 20 days nor more than 60 days before the redemption date to the Trustee and holders of notes.

If we are redeeming less than all the notes, not more than 60 days prior to the redemption date, the notes to be redeemed will be selected by lot in accordance with applicable DTC procedures, or if held in physical form, pro rata. Unless there is a default in payment of the redemption amount, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. We will pay 100% of the principal amount of the notes not called for redemption at the maturity of those notes.

We may also at any time purchase the notes by tender, in the open market or by private agreement, subject to applicable law.

Certain Covenants

Certain covenants in the indenture limit:

•

our and certain of our subsidiaries’ ability to incur indebtedness secured by mortgages and other liens or by a pledge, lien or other security interest on shares of stock or indebtedness of such subsidiaries under specified circumstances without equally and ratably securing the notes;

•	our and certain of our subsidiaries’ ability to enter into sale and leaseback transactions; and

•	our ability to consolidate or merge with or into or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person.

The covenants described above will apply to the notes (unless waived or amended) as long as the notes are outstanding. For a description of these covenants, see “Description of the Debt Securities—Covenants” in the accompanying prospectus.

Events of Default

See “Description of the Debt Securities—Events of Default” in the accompanying prospectus for a description of the events that constitute events of default with respect to the notes.

Satisfaction and Discharge

See “Description of the Debt Securities—Satisfaction and Discharge” in the accompanying prospectus for a description of the provisions relating to the satisfaction and discharge of our obligations under the indenture.

Defeasance

Under certain circumstances, we will be deemed to have discharged the entire indebtedness on all of the outstanding notes by defeasance, or will no longer have any obligation to comply with certain covenants under the indenture (and the related events of default will no longer apply). See “Description of the Debt Securities—Defeasance” in the accompanying prospectus for a description of the terms of any defeasance.

Modifications

See “Description of the Debt Securities—Modifications” in the accompanying prospectus for a description of the amendment provisions under the indenture.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

We will issue the notes in the form of one or more global notes in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global notes will be deposited with DTC and may not be transferred except as a whole by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any nominee to a successor of DTC or a nominee of such successor.

Investors may hold interests in notes in global form through DTC’s participants or persons that hold interests through participants, including Clearstream, Luxembourg or Euroclear. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC. DTC has advised us and the underwriters as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is owned by The Depository Trust & Clearing Corporation, which is owned by a number of its direct participants and by The New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority.

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes in DTC’s records. The ownership interest of each actual purchaser of notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global notes from any beneficial owner or otherwise.

So long as DTC’s nominee is the registered owner of the global notes, such nominee for all purposes will be considered the sole owner or holder of the notes for all purposes under the indenture. Except as provided below, beneficial owners will not be entitled to have any of the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

All payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the Trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the notes at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under those circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global notes representing such notes.

Clearstream, Luxembourg. Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear system.

Global Clearance and Settlement Procedures. Settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear system, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear system as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear system cash account only as of the business day following settlement in DTC.

The information in this section concerning DTC and DTC’s book-entry system, Clearstream, Luxembourg and the Euroclear system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for its accuracy.

Neither Halliburton, the Trustee nor the underwriters will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant, Clearstream, Luxembourg or the Euroclear system with respect to any ownership interest in the notes, or payments to, or the providing of notice to direct participants or beneficial owners.

So long as the notes are in DTC’s book-entry system, secondary market trading activity in the notes will settle in immediately available funds. We will make all applicable payments on the notes issued as global notes in immediately available funds.

DESCRIPTION OF OTHER INDEBTEDNESS

Set forth below is a summary of certain outstanding indebtedness and other financing arrangements of Halliburton. The following summary is not a complete description of the terms of these debt obligations and financing arrangements and is qualified in its entirety by reference to the applicable governing agreements, which are included as exhibits to Halliburton’s filings with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information By Reference.”

Senior Debt

All of our senior notes and debentures rank equally with our existing and future senior unsecured indebtedness, have semiannual interest payments and have no sinking fund requirements. We may redeem some or all of our senior notes from time to time or some or all of the notes at any time at the applicable redemption prices, plus accrued and unpaid interest. Our 6.75% notes due February 2027, 7.6% senior debentures due August 2096 and 8.75% senior debentures due February 2021 may not be redeemed prior to maturity.

Revolving Credit Agreement

In March 2019, we entered into a new $3.5 billion five-year revolving credit agreement. The credit agreement is for working capital or general corporate purposes and expires on March 5, 2024. The credit agreement replaced our $3.0 billion five-year revolving credit agreement dated July 2015, which was terminated in March 2019 in conjunction with entering into the new credit agreement.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Scope of Discussion

The following discussion summarizes certain material U.S. federal income tax considerations, as of the date of this prospectus supplement, relating to the purchase, ownership and disposition of the notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations promulgated under the Internal Revenue Code, court decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who purchase the notes at their “issue price” and who hold the notes as capital assets for U.S. federal income tax purposes (generally property held for investment). For this purpose, the “issue price” of the notes is the first price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This discussion does not address holders who sell Tender Offer Notes pursuant to the tender offers or any tax considerations relating to the sale of Tender Offer Notes pursuant to the tender offers.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances, or to holders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities or pension plans, brokers or dealers in securities, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, persons subject to the alternative minimum tax, U.S. expatriates and former long-term residents of the United States, controlled foreign corporations or passive foreign investment companies, persons subject to U.S. anti-inversion rules, persons required to report income with respect to the notes no later than when such income is reported on their applicable financial statements, or persons that hold the notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. In addition, this discussion does not address any aspect of non-income taxation or state, local or foreign taxation or the consequences of the Medicare tax on investment income. No ruling has been or will be obtained from the IRS regarding the U.S. federal tax consequences relating to the purchase, ownership or disposition of the notes. As a result, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding notes, you should consult your own tax advisors.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OF THE NOTES. THIS DISCUSSION IS NOT A SUBSTITUTE FOR YOUR OWN ANALYSIS OF THE TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE NOTES. IF YOU ARE CONSIDERING THE PURCHASE OF THE NOTES, WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE NOTES IN LIGHT OF YOUR OWN SITUATION.

Payments of Additional Amounts

We may be required to make payments of additional amounts to holders of the notes under certain circumstances, including those described under “Description of Notes—Optional Redemption” above. We intend to take the position that the possibility of any such payment does not result in the notes being treated as “contingent payment debt instruments” under the applicable Treasury regulations. Our position is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. It is possible that the IRS may take a different position, in which case you might, among other things, be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary income any gain realized on a disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You should consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences to U.S. Holders

The following discussion applies only to U.S. holders. A “U.S. holder” means a beneficial owner of a note and, for U.S. federal income tax purposes, who or that is:

•	an individual who is a citizen or a resident of the United States;

•	a corporation, or other entity taxable as a corporation, that is organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Interest on the Notes

Payments of stated interest on the notes will generally be taxable to a U.S. holder as ordinary income at the time such stated interest is received or accrued in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Disposition of Notes

A U.S. holder will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note equal to the difference between (i) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and (ii) such U.S. holder’s adjusted tax basis in the note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. A U.S. holder’s adjusted tax basis in a note will generally equal the amount such U.S. holder paid for the note. Any such gain or loss will be long-term capital gain or loss if a U.S. holder held the note for more than one year at the time of the disposition. Long-term capital gains of non-corporate holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting will generally apply to payments on the notes and the proceeds from the disposition (including a retirement or redemption) of the notes other than with respect to certain exempt recipients. Additionally, backup withholding (currently at a rate of 24%) will generally apply to payments of the foregoing amounts, unless a U.S. holder provides the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, and may entitle a U.S. holder to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

The following discussion applies to non-U.S. holders. A “non-U.S. holder” means a beneficial owner of a note (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Interest on the Notes

Subject to the discussion of backup withholding and other withholding requirements below, payments of interest on the notes generally will be exempt from U.S. federal income or withholding tax under the “portfolio interest” exemption if a non-U.S. holder properly certifies as to its foreign status as described below, and:

•	interest paid on the notes is not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States;

•

such non-U.S. holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; and

•	such non-U.S. holder is not a “controlled foreign corporation” that is related to us (actually or constructively) within the meaning of the Internal Revenue Code.

The portfolio interest exemption and several of the special rules for non-U.S. holders described below generally apply only if a non-U.S. holder appropriately certifies as to its foreign status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or appropriate substitute form to the applicable withholding agent.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. holder will be subject to U.S. federal income tax withholding at a 30% rate, unless (i) such non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute form) claiming an exemption from (or a reduction of) withholding under the benefit of an applicable tax treaty, or (ii) the payments of interest are effectively connected with such non-U.S. holder’s conduct of a trade or business (and, if required by an applicable tax treaty, are attributable to a “permanent establishment” maintained by such non-U.S. holder) in the United States and such non-U.S. holder meets the certification requirements described below in “—Income or Gain Effectively Connected with a U.S. Trade or Business.”

Disposition of Notes

Subject to the discussion of backup withholding and other withholding requirements below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by such non-U.S. holder in the United States); or

•	such non-U.S. holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If a non-U.S. holder is described in the first bullet point above, such non-U.S. holder will be subject to the treatment described below in “—Income or Gain Effectively Connected with a U.S. Trade or Business.” If a

non-U.S. holder is described in the second bullet point above, such non-U.S. holder will be subject to a flat 30% tax (or lower tax treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, and such gain may be offset by U.S. source capital losses, even though such non-U.S. holder is not considered a resident of the United States.

Any proceeds received on the sale, redemption, exchange, retirement or other taxable disposition of a note which are attributable to accrued interest will be subject to U.S. federal income and withholding tax in accordance with the rules for taxation of interest described above under “—Interest on the Notes.”

Income or Gain Effectively Connected with a U.S. Trade or Business

The preceding discussion of the tax consequences of the purchase, ownership and disposition of notes by a non-U.S. holder generally assumes that such non-U.S. holder is not engaged in a U.S. trade or business. If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by a U.S. holder (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by such non-U.S. holder in the United States), then the interest or gain will be subject to U.S. federal income tax on a net income basis at regular graduated income tax rates but will not be subject to withholding tax, provided, in the case of interest, that certain certification requirements are satisfied. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. If a non-U.S. holder is a corporation for U.S. federal income tax purposes, that portion of earnings and profits that is effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by such non-U.S. holder in the United States) also may be subject to a “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with payments on the notes and the proceeds from the disposition (including a retirement or redemption) of the notes. Copies of the information returns may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty or other agreement.

A non-U.S. holder will generally be exempt from backup withholding (currently at a rate of 24%) on the foregoing amounts if the non-U.S. holder certifies as to its foreign status or such non-U.S. holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person or is otherwise not exempt.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against a non-U.S. holder’s U.S. federal income tax liability and any excess may be refundable if the proper information is timely provided to the IRS.

Other Withholding Requirements

Under Sections 1471 to 1474 of the Internal Revenue Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) and regulations thereunder, a 30% U.S. withholding tax generally is imposed on interest payments on the notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Internal Revenue Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Internal Revenue Code) or a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, you might be eligible for refunds or credits of such taxes from the IRS. Intergovernmental agreements regarding FATCA between the United States and certain other countries may modify the foregoing requirements. You should consult with your tax advisor regarding these rules.

Prior to the issuance of proposed U.S. Treasury regulations, such U.S. federal withholding tax also would have applied to gross proceeds from the disposition of a debt instrument beginning on January 1, 2019. However, the proposed U.S. Treasury regulations provide that such gross proceeds will not be subject to such U.S. federal withholding taxes. Taxpayers may rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Prospective purchasers of the notes should consult their own tax advisors regarding these withholding and reporting provisions.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Mizuho Securities USA LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Mizuho Securities USA LLC

Total	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the underwriters will purchase all of the notes being sold pursuant to the underwriting agreement if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to     % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to     % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note		%

We estimate that the total expenses of this offering, excluding the underwriting discount and commissions, will be approximately $            million.

In the underwriting agreement, we have agreed that:

•

For a period from the date of the underwriting agreement until the date of the delivery of the notes, we will not without the prior written consent of the representatives, offer, sell, contract to sell, pledge or otherwise dispose of any debt securities (other than the notes) issued or guaranteed by us.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

It is expected that delivery of the notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the              business day following the date of pricing of the notes (this settlement cycle is being referred to as ‘‘T+    ’’). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next              succeeding business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next succeeding business days should consult their own advisor.

In connection with the offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may have the effect of preventing or retarding a decline in the market price of the notes or causing the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Selling Restrictions

The notes may be offered and sold in the United States and certain other jurisdictions outside of the United States in which such offer and sale are permitted.

Prohibition of Sales of EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not, sell or otherwise make available any notes to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For the purposes of this provision:

the expression “retail investor” means a person who is one (or more) of the following:

a.	retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

b.

a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

c.	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and

d.

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented, warranted and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to us; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation or purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Also, certain of the underwriters and/or their affiliates are lenders and/or agents under our revolving credit agreement described above under “Description of Other Indebtedness—Revolving Credit Agreement.” In addition, certain of the underwriters are also acting as dealer managers in the tender offers as described under “Summary—Concurrent Tender Offers.” To the extent the underwriters or their affiliates own any of our senior notes and we repurchase or repay such senior notes using the net proceeds from this offering, such underwriters or their affiliates will receive a portion of such net proceeds.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge and certain other of these underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Baker Botts L.L.P., Dallas, Texas and Houston, Texas, will pass on the validity of the notes offered through this prospectus supplement. Simpson Thacher & Bartlett LLP, New York, New York, will pass on the validity of the notes offered through this prospectus supplement for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Halliburton Company as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change in accounting for leases.

PROSPECTUS

Halliburton Company

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue and sell from time to time securities described in this prospectus. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our common stock is listed on the New York Stock Exchange under the symbol “HAL.”

Investing in our securities involves certain risks. You should carefully consider the “Risk Factors” section of the documents that are incorporated by reference herein and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf registration statement” that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may offer the securities described in this prospectus in one or more offerings. For further information about the securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering and the securities being offered. A prospectus supplement and any pricing supplement may include or incorporate by reference a discussion of any risk factors or other special considerations applicable to the securities being offered or to us. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement or pricing supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

HALLIBURTON COMPANY

We are one of the world’s largest providers of products and services to the energy industry. We help our customers maximize value throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production throughout the life of the asset. We report our results under two segments, the Completion and Production segment and the Drilling and Evaluation segment.

In this prospectus, we refer to Halliburton Company, its wholly owned and majority owned subsidiaries and its ownership interests in equity affiliates as “Halliburton,” “we,” “our” or “us,” unless we specifically state otherwise or the context indicates otherwise.

We are a Delaware corporation. The address of our principal executive offices and our telephone number at that location is:

Halliburton Company

3000 North Sam Houston Parkway East

Houston, Texas 77032

(281) 871-2699

Our website is www.halliburton.com. Information contained on or accessible from our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Halliburton files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and at our website at www.halliburton.com. Information on or accessible from our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You can also obtain information about Halliburton at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities.

The SEC allows us to incorporate by reference the information we have filed with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is deemed to be part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference the documents listed below (and any amendments to these documents) that Halliburton has previously filed with the SEC and any future filings Halliburton makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information furnished under Items 2.02 or 7.01 and exhibits related to such Items in any Current Report on Form 8-K) on or after the date of this prospectus and until the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2019;

•

Definitive Proxy Statement on Schedule 14A filed with the SEC on April  2, 2019 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

•	Current Reports on Form 8-K filed on January 4, 2019, January 15, 2019, January 18, 2019 and February 19, 2019 and Current Report on Form 8-K/A filed on April 22, 2019; and

•

The description of our common stock set forth in the Registration Statement on Form 8-B filed with the SEC on December 12, 1996, and any amendment or report filed for the purpose of updating such description.

Each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below. We will provide, without charge, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Halliburton Company

Investor Relations

3000 North Sam Houston Parkway East

Houston, Texas 77032

Telephone: (281) 871-2688

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION

This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking information is based on projections and estimates, not historical information. You can identify our forward looking statements by the use of words like “may,” “may not,” “believes,” “do not believe,” “plans,” “estimates,” “intends,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “should,” “likely,” and other similar expressions that convey the uncertainty of future events or outcomes.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference.

Forward-looking information involves risk and uncertainties and reflects our best judgment based on current information. Our forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, other known and unknown risks and factors may affect the accuracy of our forward-looking information. Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and, except as otherwise required by applicable securities laws, we undertake no obligation to publicly update any of our forward-looking statements regardless of whether factors change as a result of new information, future events or for any other reason.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from any offering under this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of debt, financing of acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following description of Halliburton’s common stock, preferred stock, certificate of incorporation and by-laws is a summary only and is subject to the complete text of Halliburton’s certificate of incorporation and by-laws, which have been filed with the SEC and which are incorporated by reference into this prospectus. You should read Halliburton’s certificate of incorporation and by-laws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. This section also summarizes relevant provisions of the Delaware General Corporation Law (“DGCL”). The terms of the DGCL are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these laws.

Halliburton’s authorized capital stock consists of 2,000,000,000 shares of common stock, par value $2.50 per share, and 5,000,000 shares of preferred stock, without par value. As of February 7, 2020, there were 879,911,447 shares of common stock issued and outstanding. No shares of preferred stock are outstanding.

Common Stock

The holders of Halliburton common stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the candidates standing for election.

Halliburton’s common stock carries no preemptive or other subscription rights to purchase shares of Halliburton common stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund. Holders of Halliburton common stock will be entitled to receive such dividends as may from time to time be declared by Halliburton’s Board of Directors (the “Board”) out of funds legally available for the payment of dividends. If Halliburton issues preferred stock in the future, payment of dividends to holders of Halliburton common stock may be subject to the rights of holders of Halliburton preferred stock with respect to payment of preferential dividends, if any.

If Halliburton is liquidated, dissolved or wound up, the holders of Halliburton common stock will share pro rata in Halliburton’s assets after satisfaction of all of its liabilities and the prior rights of any outstanding class of preferred stock.

Halliburton common stock is listed on the New York Stock Exchange under the symbol “HAL.” Any additional common stock that Halliburton will issue will also be listed on the New York Stock Exchange.

Preferred Stock

The Board has the authority, without stockholder approval, to issue shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The Board may determine the designation and other terms of each series, including, among others:

•	dividend rights;

•	voting powers;

•	preemptive rights;

•	conversion rights;

•	redemption rights, including pursuant to a sinking fund;

•	our purchase obligations, including pursuant to a sinking fund; and

•	liquidation preferences.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Halliburton common stock. It also could affect the likelihood that holders of Halliburton common stock will receive dividend payments and payments upon liquidation. Shares of preferred stock may be offered either separately or represented by depositary shares.

Anti-Takeover Provisions

Some provisions of Delaware law, Halliburton’s certificate of incorporation and by-laws summarized below could make certain change of control transactions more difficult, including acquisitions of Halliburton by means of a tender offer, proxy contest or otherwise, as well as removal of Halliburton’s incumbent directors. These provisions may have the effect of preventing changes in Halliburton’s management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combinations Under Delaware Law

Halliburton is a Delaware corporation and is subject to Section 203 of the DGCL. Generally, Section 203 prevents (i) a person who owns 15% or more of Halliburton’s outstanding voting stock (an “interested stockholder”), (ii) an affiliate or associate of Halliburton who was also an interested stockholder at any time within three years immediately prior to the date of determination and (iii) the affiliates and associates of any such persons from engaging in any business combination with Halliburton, including mergers or consolidations or acquisitions of additional shares, for three years following the date that the person became an interested stockholder. These restrictions do not apply if:

•	before the person became an interested stockholder, the Board approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Halliburton voting stock that was outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by both the Board and the holders of at least two-thirds of Halliburton outstanding voting stock that is not owned by the interested stockholder.

Number and Election of Directors

Halliburton’s by-laws provide that the number of directors shall not be less than 8 nor more than 20, with the number of directors to be fixed from time to time by or in the manner provided in the by-laws. Halliburton’s by-laws provide that the number of directors shall be fixed by resolution of the Board or by the stockholders at the annual meeting, and that in the event of a vacancy or newly created directorship, the remaining directors have the sole power to fill any such vacancies.

Limitation of Stockholder Actions

Any Halliburton stockholder wishing to submit a nomination to the Board must follow certain procedures contained in Halliburton’s by-laws. In addition, Halliburton’s by-laws require written application by a holder of at least 10% of the outstanding Halliburton voting stock or two or more holders owning in the aggregate at least 25% of the outstanding Halliburton voting stock to call a special meeting of the Halliburton stockholders. Generally, a notice of a stockholder proposal or nomination of a director candidate is timely if it is received not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting. Halliburton’s by-laws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting to the extent they do not comply with the requirements in these advance notice procedures.

Authorized but Unissued Shares

Halliburton’s certificate of incorporation provides that the authorized but unissued shares of preferred stock are available for future issuance without stockholder approval and does not preclude the future issuance without stockholder approval of the authorized but unissued shares of Halliburton’s common stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Halliburton by means of a proxy contest, tender offer, merger or otherwise.

Amendments to Halliburton’s By-laws

Halliburton’s by-laws may be amended or repealed or new by-laws may be adopted (i) by the affirmative vote of the majority of the Board or (ii) at any annual or special meeting of the stockholders where a quorum is present by the affirmative vote of the majority of the stockholders entitled to vote at such meeting.

Limitation of Director Liability and Indemnification Arrangements

Halliburton’s by-laws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the DGCL, which empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

As permitted by the DGCL, Halliburton’s certificate of incorporation contains a provision eliminating the personal liability of Halliburton’s directors to Halliburton or Halliburton’s stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. Halliburton’s limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors or officers, even though such an action, if successful, might otherwise benefit Halliburton and stockholders of Halliburton.

Transfer Agent and Registrar

The transfer agent and registrar for Halliburton common stock is Computershare Shareowner Services LLC.

DESCRIPTION OF THE DEBT SECURITIES

We plan to issue the debt securities under an indenture dated as of October 17, 2003 between us and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “indenture”). The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The debt securities to be issued will be our general unsecured obligations and will rank equally with all of our unsecured and unsubordinated debt.

We have summarized the provisions of the indenture below. You should read the indenture for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the indenture with the SEC as an exhibit to the registration statement, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

The definitions of capitalized terms used in this section without definition are set forth below under “— Definitions.” In this description, the word “Halliburton,” “we,” “our” or “us” means only Halliburton Company and not any of its subsidiaries or other affiliates.

General

The indenture does not contain any financial covenants. In addition, we are not restricted under the indenture from paying dividends, making investments or issuing or repurchasing our securities. The indenture will not restrict our ability to incur additional indebtedness in the future, other than certain secured indebtedness as described below.

Other than the restrictions contained in the indenture on liens and sale/leaseback transactions described below under “— Covenants,” the indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indenture also does not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these types of debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations relating to that series of debt securities.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the price at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments and the manner in which such payments will be made;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000;

•

whether payments on the debt securities will be payable in foreign currency or currency units or another form, whether payments will be payable by reference to any index or formula and whether we or the holders of such series of debt securities may elect to receive payments in other currencies;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•

any additional means of satisfaction and discharge of the debt securities, any additional conditions or limitations to discharge with respect to the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants contained in the indenture and as described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•

any terms for the conversion or exchange of the debt securities for other securities of Halliburton or any other entity and whether such conversion or exchange will be at the election of the holder or Halliburton or will occur upon the occurrence of any event; and

•	any other terms of the debt securities not inconsistent with the indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. The debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell the debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any debt securities for any foreign currency or currency unit or if payments on any debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Covenants

Under the indenture, there are no covenants restricting our ability to incur additional debt (other than certain secured indebtedness as described below), pay dividends, make investments, issue or repurchase our securities, maintain any asset or other ratios or create or maintain any reserves. However, the indenture does contain other covenants for your protection, including those described below.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, a statement signed by an officer complying with the applicable provisions of the Trust Indenture Act and stating that we have complied with every covenant contained in the indenture and are not in default in the performance or observance of any terms of the indenture.

The covenants summarized below will apply to the debt securities (unless waived or amended) as long as the debt securities are outstanding.

Restrictions on Secured Debt

Except as provided below, we will not, and will not cause, suffer or permit any of our Restricted Subsidiaries to, create, incur or assume any Secured Debt without equally and ratably securing the debt securities. In that circumstance, we must also equally and ratably secure any of our other indebtedness or any indebtedness of such Restricted Subsidiary then similarly entitled for so long as such other indebtedness is secured. However, the foregoing restrictions will not apply to:

•	specified purchase money mortgages;

•	specified mortgages to finance construction on unimproved property;

•	mortgages existing on property at the time of its acquisition by us or a Restricted Subsidiary;

•	mortgages existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Restricted Subsidiary;

•	mortgages on property of a corporation existing at the time the corporation is merged or consolidated with us or a Restricted Subsidiary;

•

mortgages in favor of governmental bodies to secure payments pursuant to any contract or statute or to secure indebtedness for the purpose of financing the purchase or construction of the property subject to the mortgages; or

•

extensions, renewals or replacement of the foregoing; provided that their extension, renewal or replacement must secure the same property and additions thereto and does not create Secured Debt in excess of the principal amount then outstanding securing such property.

We and any Restricted Subsidiaries may create, incur or assume Secured Debt not otherwise permitted or excepted without equally and ratably securing the debt securities if the sum of:

•	the amount of the Secured Debt together with all other Secured Debt of us and the Restricted Subsidiaries (not including Secured Debt permitted under the foregoing exceptions), plus

•

the aggregate value of Sale and Leaseback Transactions in existence at the time (not including Sale and Leaseback Transactions the proceeds of which have been or will be applied to the retirement of funded indebtedness of us and our Restricted Subsidiaries as described below under “— Limitations on Sale and Leaseback Transactions”), does not at the time exceed 5% of Consolidated Net Tangible Assets.

Limitations on Sale and Leaseback Transactions

The indenture prohibits Sale and Leaseback Transactions unless:

•

Halliburton or the Restricted Subsidiary owning the Principal Property would be entitled to incur Secured Debt equal to the amount realizable upon the sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the debt securities; or

•

Halliburton or a Restricted Subsidiary apply an amount equal to the value of the property so leased to the retirement (other than mandatory retirement), within 120 days of the effective date of any such arrangement, of indebtedness for money borrowed by Halliburton or any Restricted Subsidiary (other than such indebtedness owned by Halliburton or any Restricted Subsidiary) which was recorded as funded debt as of the date of its creation and which, in the case of such indebtedness of Halliburton, is not subordinate and junior in right of payment to the prior payment of the debt securities.

Provided, however, that the amount to be so applied to the retirement of such indebtedness shall be reduced by:

•	the aggregate principal amount of any debt securities delivered within 120 days of the effective date of any such arrangement to the trustee for retirement and cancellation; and

•	the aggregate principal amount of such indebtedness (other than the debt securities) retired by Halliburton or a Restricted Subsidiary within 120 days of the effective date of such arrangement.

Unless a Principal Property is designated as such by our Board, the limitation on Sale and Leaseback Transactions will not limit or prohibit any Sale and Leaseback Transactions by Halliburton or a Restricted Subsidiary.

Restrictions on Consolidation, Merger, Sale or Conveyance

Halliburton will not, in any transaction or series of transactions, consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to, any person, unless:

(1)

either (a) Halliburton shall be the continuing person or (b) the person (if other than Halliburton) formed by such consolidation or into which Halliburton is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made is organized and validly existing under the laws of the United States, any political subdivision thereof or any State of the United States or the District of Columbia and the successor company (if not Halliburton) will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, premium (if any) and interest on the debt securities and the performance of all the obligations of Halliburton under the debt securities and the indenture;

(2)

immediately after giving effect to such transaction or series of transactions, no default or event of default (as described below) shall have occurred and be continuing or would result from the transaction; and

(3)	Halliburton delivers to the trustee the certificates and opinions required by the indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of Halliburton, which properties and assets, if held by Halliburton instead of such subsidiaries, would constitute all or substantially all of the properties and assets of Halliburton on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Halliburton.

The successor company will succeed to, and be substituted for, and may exercise every right and power of, Halliburton under the indenture. In the case of a sale, conveyance, transfer or other disposition (other than a lease) of all or substantially all its assets, Halliburton will be released from all of the obligations under the indenture and the debt securities.

If any Principal Property becomes subject to any mortgage, security interest, pledge, lien or encumbrance not permitted under “— Restrictions on Secured Debt” upon any such consolidation with or merger with or into, or upon any such sale, conveyance, or lease or upon the acquisition by us of the properties of another corporation, the principal and interest payments on the debt securities will be secured by a direct lien on such Principal Property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

Events of Default

The following are events of default under the indenture:

•	failure to pay any interest or additional interest amounts, if any, when due, that continues for 30 days;

•	failure to pay principal or premium, if any, or to deposit sinking fund payments, if any, when due;

•

breach or failure to perform any other covenant or agreement in the indenture applicable to the debt securities of any series (other than any agreement or covenant that has been included in the indenture and any other supplement thereto solely for the benefit of other series of debt securities issued under the indenture and any other supplement thereto), which continues for 60 days after written notice of such failure by the trustee or the holders of at least 25% in aggregate principal amount of all affected debt securities then outstanding;

•

failure to make any payment at maturity on any indebtedness, upon redemption or otherwise, in the aggregate principal amount of $125 million or more, after the expiration of any applicable grace period, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the terms of such indebtedness;

•

the acceleration of any indebtedness in the aggregate principal amount of $125 million or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such acceleration is not rescinded within 30 days after notice is given in accordance with the terms of such indebtedness; and

•	specific events relating to our bankruptcy, insolvency or reorganization, whether voluntary or not.

A default under one series of debt securities will not necessarily be a default under any other series of debt securities issued under the indenture.

If any event of default occurs for any series of debt securities and continues for the required amount of time, the trustee or the holders of not less than 25% of the principal amount of the then-outstanding debt securities of that series (or, if the event of default is due to the breach or failure to perform certain covenants or agreements in the indenture, 25% in principal amount of all debt securities issued under the indenture and any supplement thereto that are affected, voting as one class) may declare the debt securities of that series due and payable, together with all accrued and unpaid interest, if any, immediately by giving notice in writing to us (and to the trustee, if given by the holders). Notwithstanding the preceding, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization with respect to Halliburton, all outstanding debt securities of that series will become due and payable without further action or notice. The holders of a majority in principal amount of the then outstanding debt securities of that series (or, if the event of default is due to the breach or failure to perform certain covenants or agreements in the indenture, of all securities issued under the indenture and any supplement thereto that are affected, voting as one class), may rescind the declaration under circumstances specified in the indenture.

No holder of a debt security then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, the indenture, unless:

•	the holder has given to the trustee written notice of the occurrence and continuance of a default for the debt securities of that series;

•

the holders of at least 25% in principal amount of the then-outstanding debt securities of that series have made a written request to the trustee to institute the suit, action or proceeding and have offered to the trustee the reasonable indemnity it may require; and

•

the trustee for 60 days after its receipt of the notice, request and offer of indemnity has neglected or refused to institute the requested action, suit or proceeding, and during that 60 day period the holders of a majority in principal amount of the then-outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.

The right of each holder of a debt security to receive payment of the principal of, premium, if any, or interest on a debt security on or after the respective due dates and the right to institute suit for enforcement of any payment obligation may not be impaired or affected without the consent of that holder.

The holders of a majority in aggregate principal amount of the then-outstanding debt securities of a series that are affected, voting as a class (or, in some cases, all the then-outstanding debt securities issued under the indenture and any supplement thereto that are affected, voting as a class), may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on the trustee if that direction is not in conflict with applicable law and would not involve the trustee in personal liability.

Satisfaction and Discharge

The indenture provides that the trustee will execute proper instruments acknowledging the satisfaction and discharge of the indenture with respect to debt securities of any series when:

•	all outstanding debt securities of such series have been delivered to the trustee for cancellation; or

•

all outstanding debt securities of such series not delivered to the trustee for cancellation have (1) become due and payable; (2) will become due and payable at their stated maturity within one year; or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for giving of notice of redemption by the trustee in our name and at our expense.

In the case of satisfaction and discharge of debt securities not delivered to the trustee for cancellation, we must (1) deposit funds, government securities or a combination thereof with the trustee sufficient to make payments on the series of debt securities on the dates those payments are due and payable or (2) fulfill such other means of satisfaction and discharge specified in the supplemental indenture to such series of debt securities.

We must also pay all other sums due under the indenture and provide an officers’ certificate and an opinion of counsel as described in the indenture.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If, among other things, funds or government securities (or any combination thereof) are deposited with the trustee sufficient to make payments on the debt securities of any series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If the debt securities of any series are defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities of that series will also survive. Defeasance will not release us from certain of our obligations to the Trustee.

We will be required to deliver to the trustee an opinion of counsel or a tax ruling that the deposit and related defeasance would not cause the holders of the debt securities of any affected series to recognize income, gain or loss for U.S. federal income tax purposes and that holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect. We will also be required to provide the Trustee additional documents as described in the indenture.

Modifications

We and the trustee may amend or supplement the indenture if holders of a majority in principal amount of all then outstanding series of debt securities issued under the indenture and any supplement thereto that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of each holder of a debt security, however, no modification may:

•	reduce the percentage stated above of the holders who must consent to an amendment or supplement to, or waiver of, the indenture;

•	reduce the rate or change the time of payment of interest, including default interest, on any debt security;

•	change the stated maturity of the principal of any debt security;

•	reduce the amount of the principal of, premium, if any, or mandatory sinking fund payment, if any, on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may be redeemed;

•	change any obligation to pay additional amounts;

•	change the coin or currency in which principal, premium, if any, interest and additional amounts are payable to the holder;

•	impair or affect the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on or additional amounts with respect to any debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the indenture; or

•	waive a continuing default or event of default in payment of principal, premium, if any, or interest on or any additional amounts with respect to the debt securities.

From time to time, we and the trustee may enter into supplemental indentures without the consent of the holders of any debt security to, among other things:

•	cure any ambiguity, omission, defect or any inconsistency in the indenture;

•	evidence the assumption by a successor entity of our obligations under the indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer securities;

•	secure the debt securities or add guarantees of, or additional obligors on, the debt securities;

•	comply with any requirement in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	add covenants or new events of default for the protection of the holders of the debt securities;

•

amend the indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of outstanding debt securities of any series of debt securities; or

•	evidence the acceptance of appointment by a successor trustee.

We will be required to provide the Trustee with an opinion of counsel and an officers’ certificate prior to the execution of any amendment or supplement to the indenture.

Governing Law

The indenture is and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

“Consolidated Net Tangible Assets” means the aggregate amount of assets included on a consolidated balance sheet of Halliburton and its Restricted Subsidiaries, less:

•	applicable reserves and other properly deductible items;

•	all current liabilities; and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles;

all in accordance with generally accepted accounting principles consistently applied.

“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of Halliburton or of any Restricted Subsidiary, whether owned at or acquired after the date of the indenture, other than any pollution control facility, that in the opinion of our Board is of material importance to the total business conducted by us and our Restricted Subsidiaries as a whole.

“Restricted Subsidiary” means:

•

any Subsidiary of ours existing at the date of the indenture the principal assets and business of which are located in the United States, except Subsidiaries the principal business of which consists of providing sales and acquisition financing of our and our Subsidiaries’ products or owning, leasing, dealing in or developing real estate or other Subsidiaries so designated;

•	and any other Subsidiary we designate as a Restricted Subsidiary;

provided, however, we may not designate any Subsidiary as a Restricted Subsidiary if such designation would cause us to breach any covenant or agreement in the indenture, assuming that any Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction to which the Subsidiary is then a party was entered into at the time of such designation.

“Sale and Leaseback Transaction” means the sale or transfer by Halliburton or a Restricted Subsidiary (other than to Halliburton or any one or more of its Restricted Subsidiaries, or both) of any Principal Property owned by it that has been in full operation for more than 120 days prior to the sale or transfer with the intention of taking back a lease on such property, other than a lease not exceeding 36 months, and where the use by Halliburton or the Restricted Subsidiary of the property will be discontinued on or before the expiration of the term of the lease.

“Secured Debt” means indebtedness (other than indebtedness among Halliburton and Restricted Subsidiaries) for money borrowed by Halliburton or a Restricted Subsidiary, or any other indebtedness of Halliburton or a Restricted Subsidiary on which interest is paid or payable, which in any case is secured by:

•	a mortgage or other lien on any Principal Property of Halliburton or a Restricted Subsidiary; or

•	a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary.

“Subsidiary” of any person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such person, (2) such person and one or more Subsidiaries of such person or (3) one or more Subsidiaries of such person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Halliburton. As used herein, “Capital Stock” of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) of capital stock or other equity participations of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

DESCRIPTION OF THE DEPOSITARY SHARES

We may issue shares of preferred stock either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The prospectus supplement relating to any depositary shares being offered will include specific terms relating to the offering, including a discussion of certain United States federal income tax consequences.

We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities, depositary shares, purchase contracts or other securities described in this prospectus or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we will name in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. We will file the form of any warrant agreement as an exhibit to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.” The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of the warrants offered;

•

the designation, number and terms of the common stock, preferred stock, debt securities, depositary shares, purchase contracts or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF THE SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, debt securities, depositary shares or other securities described in this prospectus. These subscription rights may be issued independently or together with any other security described in this prospectus and may or may not be transferable by the stockholder purchasing or receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The prospectus supplement relating to any subscription rights being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the prices, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock, debt securities, depositary shares or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of common stock, preferred stock, debt securities, depositary shares or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the rights to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of common stock, preferred stock, debt securities, depositary shares or other securities, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock, debt securities or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and for us to sell to the holders thereof, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus, and number of units, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.

The prospectus supplement relating to any purchase contracts being offered will include specific terms relating to the offering. The purchase contracts will be issued pursuant to documents to be issued by us. We will include a copy of the documents establishing the terms of any purchase contract we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF THE UNITS

We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will include a copy of the documents establishing the terms of any units we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

The prospectus supplement relating to any units being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of the securities, we will sell such securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Rights Offerings

We may offer rights to our existing stockholders to purchase additional shares of our common stock, preferred stock, debt securities, depositary shares or other securities. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, preferred stock, debt securities, depositary shares or other securities that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a standby arrangement with one or more underwriters or other purchasers to purchase any of our shares of common stock, preferred stock, debt securities, depositary shares or other securities not subscribed for in the rights offering by existing stockholders, which will be described in the applicable prospectus supplement.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Dallas, Texas and Houston, Texas. If the securities are being distributed through underwriters or agents, the underwriters or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Halliburton Company as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in accounting for leases.

Halliburton Company

$                 % Senior Notes due 2030

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan

Citigroup

HSBC

Mizuho Securities

February     , 2020